Exhibit 10(v)

ASSUMPTION AGREEMENT AND AMENDMENT OF LOAN DOCUMENTS

THIS ASSUMPTION AGREEMENT AND AMENDMENT OF LOAN DOCUMENTS, dated as of May 18, 2020 (this “Agreement”), is entered into among the undersigned pursuant to the Credit Agreement, dated as of August 18, 2015 (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement"), among Saga Communications, Inc., a Delaware corporation (to be merged with Saga Communications Reincorporation, Inc., a Florida corporation pursuant to the Merger (as defined below)), the other loan parties party thereto, the lenders party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., a national banking association, as administrative agent for the Lenders (the "Administrative Agent").

RECITALS

A.Pursuant to the Agreement and Plan of Merger dated May 11, 2020 (the “Merger Agreement”) between Saga Communications, Inc., a Delaware corporation (“Saga Communications”) and Saga Communications Reincorporation, Inc., a Florida corporation, (i) Saga Communications and Saga Communications Reincorporation, Inc. are merging on the date hereof, (ii) Saga Communications Reincorporation, Inc. will be the surviving corporation, and (iii) Saga Communications Reincorporation, Inc. will simultaneously change its legal name to Saga Communications, Inc., a Florida corporation (“Saga Communications Florida”) (all of the foregoing, collectively the “Merger”).

B.Saga Communications Florida is required to assume all obligations of Saga Communications under the Credit Agreement and the other Loan Documents delivered by Saga Communications in favor of the Administrative Agent or the Lenders and, at the Effective Time (as defined in the Merger Agreement), will assume by law and pursuant to the Merger Agreement all of the obligations of Saga Communications, and is further confirming such assumption hereunder.

C.Saga Communications Florida has determined that it is in its best interest and to its financial benefit to execute and deliver this Agreement.

AGREEMENT

Based upon these recitals, each of the undersigned hereby agrees as follows:

ARTICLE I.ASSUMPTION.

1.1Saga Communications and Saga Communications Florida hereby agree, confirm and acknowledge that at the Effective Time Saga Communications Florida will by operation of law and pursuant to the Merger Agreement assume all of the obligations of Saga Communications under the Credit Agreement and all other Loan Documents.  At the Effective Time, Saga Communications Florida unconditionally acknowledges and agrees that it will be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments, representations, warranties and other terms and provisions attributable to Saga Communications in the Credit Agreement and each other Loan Document and agrees to perform all obligations required of it as a Borrower or otherwise respect to Saga Communications under the Credit Agreement and each other Loan Document as if it were originally Saga Communications or the "Borrower" thereunder.  Without limiting the foregoing, Saga Communications and Saga Communications Florida agree, confirm and acknowledge that the granting of the security interests in the Pledge and Security Agreement dated as of August 18, 2015 (as amended, restated, supplemented, or modified from time to time, the “Security Agreement”) executed and delivered by Saga Communications and the guarantors signatory thereto in favor of the Administrative Agent shall apply to all present and future assets of Saga Communications Florida in accordance with the terms thereof at the Effective Time.

1.2Saga Communications and Saga Communications Florida hereby represent and warrant that (a) the representations and warranties with respect to Saga Communications contained in, or made or deemed made in, the Credit Agreement and all other Loan Documents are true and correct on the date hereof and at the Effective Time; (b) the execution, delivery and performance by each of them of this Agreement are within their corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, by-laws or other charter documents of either of them, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon either of them or their property; (c) all statements and terms in the recitals to this Agreement are accurate; and (d) this Agreement has been duly executed and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms.

ARTICLE II. CONSENT OF THE ADMINISTRATIVE AGENT AND THE LENDERS.  The Administrative Agent and the Lenders hereby consent to the assumption described in Article I and the Merger, subject to satisfaction of the following conditions precedent:

2.1Saga Communications, Saga Communications Florida and each of the other Loan Parties shall have duly executed and delivered to the Administrative Agent this Agreement.

2.2Saga Communications Florida shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent that (i) Saga Communications Florida is authorized to enter into this Agreement and the transactions contemplated hereby and the other documents described herein, and (ii) the person signing on behalf of Saga Communications Florida is authorized to do so.

2.3 (i) The Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including USA PATRIOT Act, a properly completed and signed IRS Form W-8 or W-9, as applicable, for Saga Communications Florida and (ii) to the extent Saga Communications Florida qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and Lenders shall have received a Beneficial Ownership Certification in relation to Saga Communications Florida (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

2.4Saga Communications Florida shall have furnished to the Administrative Agent such other documents and evidence of completion of such other matters as the Administrative Agent may reasonably request in connection with the transactions contemplated hereby.

ARTICLE III. AMENDMENTS TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS. Upon the satisfaction of the conditions precedent set forth under Article II above and once the Effective Time has occurred, the Loan Documents are amended as follows:

3.1The following definitions are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.13.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

3.2The following definitions in Section 1.01 of the Credit Agreement are restated as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

3.3Section 1.05 of the Credit Agreement is restated as follows:

Section 1.05.  Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.13(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming

Changes pursuant to Section 2.13(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

3.4Section 2.13 of the Credit Agreement is restated as follows:

Section 2.13.  Alternate Rate of Interest.  (a)  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c)  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable,  (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(e)  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

3.5All references in the Credit Agreement and the other Loan Documents to the “Borrower” or any pronoun understood in the context to mean Saga Communications shall be deemed to mean Saga Communications Florida.

3.6The first page of Exhibit A to the Security Agreement (captioned “INFORMATION AND COLLATERAL LOCATIONS OF SAGA COMMUNICATIONS, INC.”) is amended in its entirety to read as set forth on Exhibit A to this Agreement.

3.7Exhibit H to the Security Agreement is amended in its entirety to read as set forth on Exhibit B to this Agreement.

ARTICLE IV.MISCELLANEOUS.

4.1.References in the Credit Agreement or in any other Loan Document to the Credit Agreement or any other Loan Document shall be deemed to be references to the Credit Agreement or such Loan Document as amended hereby and as further amended from time to time.  Except as expressly amended hereby, the Loan Parties agree that the Credit Agreement and all other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they have no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Loan Parties acknowledges and agrees that the Administrative Agent and the Lenders have fully performed all of their obligations under all Loan Documents or otherwise with respect to the Loan Parties, all actions taken by the Administrative Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents and they are not aware of any currently existing claims or causes of action against the Administrative Agent or any Lender, any Subsidiary or Affiliate thereof or any of their successors or assigns, and waives any such claims or causes of action of which they are aware.  The consent and amendments contained herein shall not be construed as a consent, waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

4.2Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.  This Agreement shall be binding upon the parties hereto and their successors and assigns.  This Agreement may only be modified by writing signed by the parties hereto.  This Agreement is a contract made under, and shall be governed by, and construed in accordance with, the laws of the State of

Michigan applicable to contracts made and to be performed entirely within such State without giving effect to choice of law principals of such State.  This Agreement may be executed in any number of counterparts, and telecopied signatures shall be effective as originals.

4.3Saga Communications Florida shall provide the Administrative Agent with filed copies of the documents described in Article 1, Section 2 of the Merger Agreement within two Business Days of receipt of the same by Saga Communications Florida.

[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

SAGA COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Samuel D. Bush
Name: Samuel D. Bush
Title: Chief Financial Officer

SAGA COMMUNICATIONS REINCORPORATION, INC., a Florida corporation

By:	/s/ Samuel D. Bush
Name: Samuel D. Bush
Title: Chief Financial Officer

FRANKLIN COMMUNICATIONS, INC.
SAGA BROADCASTING, LLC
SAGA COMMUNICATIONS OF NEW ENGLAND, LLC
SAGA COMMUNICATIONS OF ARKANSAS, LLC
SAGA COMMUNICATIONS OF NORTH CAROLINA, LLC
TIDEWATER COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF ILLINOIS, LLC
SAGA COMMUNICATIONS OF SOUTH DAKOTA, LLC
LAKEFRONT COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF NEW HAMPSHIRE, LLC
SAGA COMMUNICATIONS OF CHARLOTTESVILLE, LLC
SAGA COMMUNICATIONS OF IOWA, LLC
SAGA QUAD STATES COMMUNICATIONS, LLC
SAGA COMMUNICATIONS OF TUCKESSEE, LLC
SAGA COMMUNICATIONS OF MILWAUKEE, LLC

By:	/s/ Samuel D. Bush
Name: Samuel D. Bush
Title: Chief Financial Officer

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and a Lender

By:	/s/ Cathy A. Smith
Name: Cathy A. Smith
Title: Authorized Agent

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents

THE HUNTINGTON NATIONAL BANK,

as a Lender

By:	/s/ Peter Stasevich
Name: Peter Stasevich
Title: Senior Vice President

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents

CITIZENS BANK, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Kevin Chont
Name: Kevin Chont
Title: Vice President

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents

EXHIBIT A

FIRST PAGE OF EXHIBIT A

TO THE SECURITY AGREEMENT

See attached.

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.9 and 8.1 of Security Agreement)

INFORMATION AND COLLATERAL LOCATIONS OF SAGA COMMUNICATIONS
REINCORPORATION, INC.

I.Name of Grantor: SAGA COMMUNICATIONS REINCORPORATION, INC. 1

II.State of Incorporation or Organization: Florida

III.Type of Entity: Corporation

IV.Organizational Number assigned by State of Incorporation or Organization: P20000030595

V.Federal Identification Number: 38-3042953

VI.Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

73 Kercheval Ave. Grosse Pointe Farms, Michigan 48236

VII.Locations of Collateral:

(a)Properties Owned by the Grantor:2

73 Kercheval Ave., Grosse Pointe Farms, Michigan, County: Wayne

1186 Westway Drive, Sarasota, Florida, County: Sarasota

(b)Properties Leased by the Grantor (Include Landlord’s Name):
None.

( )Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements

(include name of Warehouse Operator or other Bailee or Consignee):

None.

1 Name to be changed to Saga Communications, Inc. concurrently with the consummation of the Merger as defined in the Assumption Agreement and Amendment of Loan Documents dated May __, 2020 between Borrowers, the other loan parties thereto, the Lenders and the Administrative Agent.

2 Properties to be owned by Grantor following the consummation of the Merger.

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents

EXHIBIT B

EXHIBIT H TO THE SECURITY AGREEMENT

See attached.

4838-5942-3931 v5 [7-4628]

EXHIBIT H

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

1.All Asset UCC Filings

Delaware Department of State

Florida Department of State (for Saga Communications Reincorporation, Inc.3 only)

2.Transmitting Utility Filings

Arkansas Secretary of State

Florida Department of State

Illinois Secretary of State

Iowa Secretary of State

Kentucky Secretary of State

Maine Secretary of State

Massachusetts Secretary of the Commonwealth

Michigan Department of State

Nebraska Secretary of State

New Hampshire Secretary of State

New York Department of State

North Carolina Secretary of State

Ohio Secretary of State

South Carolina Secretary of State

South Dakota Secretary of State

Tennessee Secretary of State

Vermont Secretary of State

Virginia State Corporation Commission

Washington Department of Licensing

Wisconsin Department of Financial Institution

3 Name to be changed to Saga Communications, Inc. concurrently with the consummation of the Merger.

Signature Page to Saga Assumption Agreement and Amendment of Loan Documents